SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of July 1, 2011, to the Transfer Agent Servicing Agreement, dated as of February 23, 2009, as amended November 30, 2010 (the "Agreement"), is entered into by and between MADISON INVESTMENT ADVISORS, LLC (“Madison”) on behalf of Madison Mosaic Equity Trust, Madison Mosaic Income Trust, Madison Mosaic Government Money Market Trust and Madison Mosaic Tax-Free Trust and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Madison and USBFS desire to amend the fees and the length of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW THEREFORE, the parties agree as follows:

Section 12. Term of Agreement; Amendment, shall be superseded and replaced with the following:

12.  Term of Agreement; Amendment; Early Termination

This Agreement shall become effective as of July 1, 2011 and will continue in effect for a period of three (3) years. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and Madison on behalf of the Trusts and authorized or approved by the Board.

In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to the end of the three year term, the trust agrees to pay the following fees:

a) All monthly fees through the life of the Agreement;
b) All fees associated with converting services to a successor service provider;
c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d) All out-of-pocket costs associated with a-c above

Exhibit C, the fees of the Agreement, is hereby superseded and replaced with Amended Exhibit C attached hereto.

.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MADISON INVESTMENT ADVISORS, LLC ON BEHALF OF

MADISON MOSAIC INCOME TRUST
MADISON MOSAIC TAX-FREE TRUST
MADISON MOSAIC EQUITY TRUST
MADISON MOSAIC GOVERNMENT MONEY MARKET TRUST

By: (signature)
Name: Greg Hoppe
Title: Treasurer

U.S. BANCORP FUND SERVICES, LLC

By: (signature)
Name: Michael R. McVoy
Title: Executive Vice President

8/30/2011

Amended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic

TRANSFER AGENT & SHAREHOLDER SERVICES – Annual Fee Schedule MADISON MOSAIC FUNDS effective JULY 1, 2011 Services

Annual Minimum

▪ Per CUSIP – No load fund                                                 $6,000/fund/year
▪ Per CUSIP –  load fund                                                      $28,000/fund/year
▪ Each additional class                                                          $6,000/year

▪ NSCC Level 3 Accounts                                                     $7.00 /open account
▪ No-Load Fund Accounts                                                                           $11.00 /open account
▪ Load Fund Accounts                                                                           $18.00 /open account
▪ Daily Accrual Fund Accounts                                                                                                  $11.00 /open account
▪ Closed Accounts                                                                           $2.50 /closed account

Activity Charges
▪ Telephone Calls - $1.00 /call
▪ Draft Check Processing - $1.00 /draft
▪ Daily Valuation Trades - $10.00 /trade
▪ Omnibus Account Transactions
   $3.00 each – first 100 transactions
   $2.00 each – next 400 transactions
   $1.00 each – next 1,500 transactions
   $.50 each – next 3,000 transactions
   $.25 each – balance of transactions

▪ Lost Shareholder Search - $5.00 /search
▪     AML Base Service (excl Level 3 accounts)
              0-999 accounts - $500.00/year
              1,000-4,999 accounts - $1,000/year
              5,000-9,999 accounts - $2,500/year
              10,000+ accounts - $5,000/year
▪ AML New Account Service –
             $1.00/new domestic accounts and $2.00/new foreign account
▪ ACH/EFT Shareholder Services:
            $125.00 /month/fund group
            $  .50 /ACH item, setup, change
            $5.00 /correction, reversal

Chief Compliance Officer Support Fee*
▪ $1,200 /year

8/30/2011

Amended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic
TRANSFER AGENT & SHAREHOLDER SERVICES Annual Fee Schedule at July 1, 2011
Technology Charges
1.   NSCC Service Interface – All NSCC Services
♦ Setup - $1,500 /fund group
♦ Annual - $1,400 /cusip/year
2.   Telecommunications and Voice Services
♦ Service Setup - $1,500 ATT transfer connect
♦ VRU Setup - $500 /fund group
♦ VRU Maintenance - $100 /cusip/month
♦ $.35 /voice response call
♦ $.40 /voice recognition call
3.   Fund Group Setup (first class) - $5,000 /fund group
4.   Fund Setup - $2,500 /fund/class (beyond first class)
5    Development/Programming - $150 /hour
6. File Transmissions – subject to requirements
7. Selects - $300 per select, plus $50 /Excel
8. Extraordinary services – charged as incurred
♦ Conversion of Records (if necessary) – Estimate to be provided.
♦ Custom processing, re-processing
♦ All other extraordinary services

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, Real Time Cash Flow, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Same Day Cash Management, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.   WAIVED
Fees are billed monthly.

8/30/2011

Amended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at July 1, 2011
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

▪ FAN Web Select (Fund Groups under 50,000 open accounts)
− Implementation - $5,000 /fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $12,000    Waived
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $165 /hour
▪ Activity (Session) Fees:
− Inquiry - $0.15 /event
− Account Maintenance - $0.25 /event
− Transaction – financial transactions, reorder statements, etc. - $0.50 /event
− New Account Setup - $3.00 /event (Not available with FAN Web Select)
▪ Strong Authentication:
− $0.045 /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪ Initial Implementation Site Setup Fee - $6,000
▪ Monthly Base Fee - $1,000
▪ Transaction Fees:
- Inquiry - $0.15 /event
- Maintenance - $0.25 /event
- Transaction - $0.50 /event
- New Account Establishment Setup - $3.00 /event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $6,000 /year
▪ Per Record Charge
− Rep/Branch/ID - $.018
− Dealer - $0.012
▪ Price Files - $0.002 /record or $1.75 /user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $0.05 /event
− Per broker ID - $5.00 /month per ID
▪ Transaction Processing
− Implementation - $5,000 /management company
− Transaction – purchase, redeem, exchange, literature order - $0.50 /event
− New Account Setup – $3.00 /event
- Monthly Minimum Charge - $500 /month

8/30/2011

Amended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at July 1, 2011
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
− Develop eBusiness Solutions Software - $24,000 /fund group
− Code Print Software - $10,000 /fund group
▪ Load charges
− $0.05 /image
▪ Archive charge (for any image stored beyond 2 years)
− $0.015 /document

*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Report Source  -          WAIVED
-  Setup: $3,000 (Includes access to Fund Source)
-  Service: $200 /user per month
▪ BDS – Statement Storage & Retrieval
-  Setup: $250 /user
-  Service: $100 /user per month
▪ Ad Hoc/ PowerSelect File Development
- Setup: $250 /request (Includes up to 2 hours of programming. If beyond, additional time will be $165 / hour consultation and development.)
- Service: $100 /file per month
▪ Custom Electronic File Exchange (DDS of delivery of TIP files)
- $2,500 one time setup fee
- $100 /file per month maintenance fee
▪ Mail File (DDS mailbox in which clients can pull information): $150 /file setup
▪ TIP File Setup
- Setup & Delivery of Standard TIP Files: $250 /request (Unlimited files per request)
- Custom TIP File Development: $250 /request (Includes up to 2 hours of programming. If beyond, additional time will be $165 /hour consultation and development.)

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $7,000 /year per workstation for TA2000 AWD access
▪ Data communications setup and monthly charges based upon location and bandwidth
▪ Training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪ $165 /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
- Conversion programming
- Customized service development
- Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
All other client specific customization and/or development services

Amended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic

TRANSFER AGENT & SHAREHOLDER SERVICES
SUPPLEMENTAL SERVICES
FEE SCHEDULE at July 1, 2011
Transfer Agent Training Services
▪ On-site at USBFS - $1,500 /day
▪ At client location - $2,500 /day plus travel and out-of-pocket expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪ 90 days or less: $0.08 /open account
▪ 91-180 days: $0.14 /open account
▪ 181-270 days: $0.20 /open account
▪ 271 days – 1 year: $0.26 /open account
▪ 1 year – 2 years: $0.38 /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $0.35 /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $500 setup /fund group of 1-5 funds, $1,500 setup /fund group of over 5 funds
▪ $0.12 /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪ $1,500 setup /fund group
▪ $500 /month administration
▪ $4.00 /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $1,000 /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $35,000 /fund group
▪ Annual Fee - $0.17 /open and closed account

Literature Fulfillment Services*
▪ Account Management
− $250 /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
− Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $250 /month
− Call Servicing - $1.00 /minute
▪ Lead Conversion Reporting (Closed Loop)
− Account Management- $500 /month
− Database Installation, Setup -$1,500 /fund group
− Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

8/30/2011

mended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July 1, 2011
FAF Money Market Fund Service Organizations
▪ $15,000 /money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $15.00 /qualified plan account or Coverdell ESA account (Cap at $30.00 /SSN)
▪ $25.00 /transfer to successor trustee       Waived
▪ $25.00 /participant  distribution                     Waived
▪ $25.00 /refund of excess contribution       Waived
▪ $25.00 /reconversion/recharacterization   Waived

Additional Shareholder Paid Fees
▪ $15.00 /outgoing wire transfer
▪ $15.00 /overnight delivery
▪ $5.00 /telephone exchange      Waived
▪ $25.00 /return check or ACH or stop payment
▪ $5.00 /research request per account (Cap at $25.00 /request) (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $750 setup/fund group
▪ $10.00 /certificate transaction
Same Day Cash Management
▪ Setup: $1,500 (Access via Internet VPN)
▪ Service: $200 /user per month

Real Time Cash Flow
▪ Implementation (one time charge) & Recurring Charges (monthly)
- 5 Users – $3,750
- 10 Users – $6,375
- 20 Users – $10,500
- 30 Users – $12,375
- 40 Users – $13,500
- 50 Users – $15,000
▪ Training
▪ WebEx - $500 /user
▪ On Site at USBFS - $1,500 /day
▪ At Client Location - $2,500 /day plus travel and out-of-pocket expenses if required
▪ Real Time Data Feeds
- Implementation (per feed) - $225 /hour (8 hour estimate)
- Recurring (per feed) - $375 /month

Expedited CUSIP Setup - $3,000 /CUSIP (Less than 35 days)

Amended Exhibit C to the Transfer Agent Servicing Agreement - Madison Mosaic
eCONNECT PLATFORM SERVICE FEE SCHEDULE at July 1, 2011

eCONNECT is a Web-based platform featuring global content management, product distribution services, and digital print-on-demand technology. eCONNECT is accessible from any desktop, laptop, or mobile device so you can quickly and efficiently find, use, manage, and disseminate the information you need to maintain client relationships.

System Implementation Cost
▪ $10,000 – Implementation of Literature Fulfillment Management System, Online Fulfillment System
- Setup client rules, operating standards, email alerts, and inventory
- Physical inventory conversion to USBFS platform

Monthly Service Fee
▪ $500 – Standard monthly service fee
▪ Portals are defined by a unique point of entry, navigation, and business rules

1-To-1 Electronic Marketing Delivery Fee Per Month
▪ $600 – Up to 1,000
▪ $1,200 – Up to 2,500
▪ $1,800 – Up to 5,000
▪ $3,000 – Up to 10,000
▪ $3,600 – Up to 20,000
▪ $6,000 – Up to 50,000
▪ $8,400 – Up to 100,000

Email Marketing (Message & Setup Fee Per Campaign)
▪ $100 – Up to 500
▪ $150 – Up to 1,000
▪ $200 – Up to 5,000
▪ $300 – Up to 10,000
▪ $15.00 – Per 1,000 over 10,000

eCONNECT Training
▪ WebEx - $500 /user
▪ On Site at USBFS - $1,500 /day
▪ At Client Location - $2,500 /day plus travel and out-of-pocket expenses if required

8/30/2011